UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 4, 2011

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	1-4141 (Commission File Number)	13-1890974 (IRS Employer Identification No.)

Two Paragon Drive Montvale, New Jersey	07645
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 573-9700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.(b)(d) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February  4, 2011, The Great Atlantic & Pacific Tea Company, Inc. (the “Company”) issued a press release announcing the appointment of Gregory F. Rayburn to the Board of Directors.  Mr. Rayburn fills the open Board position left by Dr. Jens-Juergen Boeckel’s resignation from the Board of Directors.  Mr. Rayburn has been named to the Company’s Audit Committee, Governance Committee and Management Development and Compensation Committee.  Mr. Rayburn will serve in his capacity as director until the next annual meeting of the Company’s shareholders and will be nominated for election at that shareholder meeting.  A copy of the press release announcing Mr. Rayburn’s election is attached hereto as Exhibit 99.1.

Mr. Rayburn was appointed by affiliates of Tengelmann Warenhandelsgesellschaft KG pursuant to the terms of the Amended and Restated Tengelmann Stockholder Agreement dated August 4, 2009 and the Company’s By-Laws.

Item 9.01.  Exhibits.

(d) Exhibits.  The following exhibits are filed herewith:

Exhibit No.	Description
99.1	Press release dated February 4 , 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 4, 2011

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.
By:	/s/ Christopher W. McGarry
Name:	Christopher W. McGarry
Title:	Senior Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press release dated February 4 , 2011